Exhibit 99.1

Exhibit 99.1
PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION
YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
Vote by Internet - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail
FRAZIER LIFESCIENCES ACQUISITION CORPORATION
Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on XXXX XX, 2022.
INTERNET –
www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
Vote at the General Meeting –
If you plan to attend the virtual online general meeting, you will need your 12 digit control number to vote electronically at the general meeting. To attend the general meeting, visit: https://www.cstproxy.com/flac/2022 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
PLEASE DO NOT RETURN THE PROXY CARD
IF YOU ARE VOTING ELECTRONICALLY.
? FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ? PROXY
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS NO. 1, 2 AND 3.
Please mark your votes like this X
Proposal No. 1: The Business Combination FOR AGAINST ABSTAIN
Proposal — to resolve, as an ordinary resolution (the “Business Combination Proposal” or “Proposal No. 1”), that the entry of Frazier Lifesciences Acquisition Corporation, a Cayman Islands exempted company (“FLAC”), into the Business Combination Agreement, dated July 25, 2022, (as may be amended, supplemented or otherwise modified from time to time) by and among FLAC, NewAmsterdam Pharma Company B.V. a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (“Holdco”), NewAmsterdam Pharma Investment Corporation, a Cayman Islands exempted company (“Merger Sub”), and NewAmsterdam Pharma Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprake-lijkheid) incorporated under the laws of the Netherlands (“NewAmsterdam Pharma”), pursuant to which certain transactions will occur, and in connection therewith, Holdco will become the ultimate parent company of NewAmsterdam Pharma, and Merger Sub will merge with and into FLAC, with FLAC surviving the merger as a wholly owned subsidiary of Holdco (the “Merger” and together with the other transactions contemplated under the Business Combination Agreement, the “Business Combination”) and Holdco shall be converted into a Dutch public limited liability company (naamloze vennootschap), thereby changing its name to NewAmsterdam Pharma Company N.V., and the consummation of the transactions contemplated thereby (the “Transactions”), shall be confirmed, ratified and approved in all respects.
Proposal No. 2: The Merger Proposal — to resolve, as FOR AGAINST ABSTAIN a special resolution (the “Merger Proposal” or “Proposal No. 2”) that the Merger and the plan of merger (the “Plan of Merger”) pursuant to which Merger Sub will merge with and into FLAC so that FLAC will survive the Merger as a wholly owned subsidiary of Holdco, and all the undertakings, property and liabilities of Merger Sub will vest in FLAC by virtue of such Merger pursuant to the Cayman Islands Companies Act, and the consummation of the Merger and the remaining transactions contemplated thereby, be authorized, approved and confirmed in all respects; and FLAC be authorized to enter into the Plan of Merger.
Proposal No. 3: The Adjournment Proposal — FOR AGAINST ABSTAIN to resolve, as an ordinary resolution (the “Adjournment Proposal” or “Proposal No. 3”), to adjourn the general meeting to a later date or dates to (i) solicit additional proxies from FLAC shareholders for, or otherwise in connection with the Business Combination Proposal, the Merger Proposal or for any other reason in connection with the Business Combination Agreement or (ii) to allow reasonable time for the filing or mailing of any supplemental or amended disclosures that FLAC has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable law and for such supplemental or amended disclosure to be disseminated and review prior to the general meeting.
CONTROL NUMBER
Signature Signature, if held jointly Date 2022.
Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the General Meeting of Shareholders
To view the 2022 Proxy Statement, 2022 Annual Report and to Attend the General Meeting, please go to: https://www.cstproxy.com/flac/2022 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED
PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FRAZIER LIFESCIENCES ACQUISITION CORPORATION
The undersigned appoints James N. Topper and Gordon Empey, and each of them as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the ordinary shares of Frazier Lifesciences Acquisition Corporation held of record by the undersigned at the close of business on XXXXX XX, 2022 at the General Meeting of Stockholders of Frazier Lifesciences Acquisition Corporation to be held on XXXXX XX, 2022, or at any adjournment thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY
INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL NO. 1, PROPOSAL
NO. 2 AND PROPOSAL NO. 3 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS
NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE
GENERAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
(Continued and to be marked, dated and signed on the other side)